UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 18, 2015

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54070 (Commission File Number)	27-3120288 (I.R.S. Employer Identification No.)

151 North Nob Hill Road, Suite 321 Fort Lauderdale, FL 33324 (Address of principal executive offices) (zip code)
(949) 478-2571 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 18, 2015, we entered into an Asset Purchase Agreement whereby our wholly-owned subsidiary, GCT Lobos, Inc., will acquire all of the assets of “The Lobos Truck“, a 4-truck food truck operator in Rosemead, California, from The Seawolf Group, LLC. The purchase price is One Million Nine Hundred Fifty Thousand Dollars ($1,950,000), payable in the form of six hundred fifty thousand (650,000) shares of our Series B Convertible Preferred Stock, plus the value of inventory and lease deposits on the date of closing. The Series B Convertible Preferred Stock has an original issuance value of Three Dollars ($3.00) per share, pays a six percent (6%) annual dividend (in cash or stock in our discretion), has one (1) vote per share, and is convertible into our common stock on a one-for-one (1-for1) basis. In connection with the purchase of the assets, we anticipate entering into a License Agreement and a Joint Venture Agreement with Seawolf whereby they will continue to operate the trucks, as well as employment agreements with the two principals of Seawolf. The acquisition is anticipated to close on December 31, 2015.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Asset Purchase Agreement with The Seawolf Group, LLC dated December 18, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Grilled Cheese Truck, Inc.

Dated: December 23, 2015	/s/ Algie Hodges
	By:	Algie Hodges
	Its:	Chief Executive Officer

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